Exhibit 99.1

For Immediate Release

Cleantech Solutions International Receives RMB26.6 Million Purchase Order

for Air Flow Dyeing Machines

WUXI, Jiangsu, China, June 23, 2016 -- Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), today announced that its variable interest entity, Wuxi Huayang Dyeing Machinery Co., Ltd. ("Huayang Dyeing") accepted a purchase order on June 16, 2016 for its high temperature air-flow dyeing ma from a textile manufacturer based in Hangzhou, China.

Pursuant to the purchase order, Huayang Dyeing will provide the customer 42 units of its high temperature air-flow dyeing machines. Huayang Dyeing will receive RMB16.0 million ($2.4 million) upon initial delivery, and will receive the remaining RMB10.6 million ($1.6 million) in 21 monthly installments of RMB0.5 million ($76,000) following successful installation and testing of the initial units. The Company expects to begin delivering the equipment in November 2016.

"We remain focused on our dyeing equipment business and are encouraged by this sizable order from a long-term customer for our energy efficiency and environmentally friendly high temperature airflow dyeing machines. We hope to build upon this success in the future," said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

About Cleantech Solutions International

Cleantech Solutions, through its affiliated companies and subsidiaries, manufactures and sells textile dyeing and finishing machines and sells forged products and fabricated products to a range of clean technology customers including high precision forged rolled rings and related components.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2015 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended March 31, 2016. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contacts:

Cleantech Solutions International, Inc.

Ryan Hua, Vice President of Operations

E-mail: ryanhua@cleantechsolutionsinternational.com

+86-510-8339-7559

Web: www.cleantechsolutionsinternational.com

Compass Investor Relations

Elaine Ketchmere, CFA

Email: eketchmere@compass-ir.com

+1-310-528-3031

www.compassinvestorrelations.com

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